UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

AMCON Distributing Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

AMCON Distributing Company

7405 Irvington Road

Omaha, Nebraska 68122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 19, 2024

The annual meeting of stockholders of AMCON Distributing Company (the “Company”), a Delaware corporation, will be held on Thursday, December 19, 2024, at 10:00 a.m., local time, in the Omaha Hilton Hotel located at 1001 Cass Street, Omaha, Nebraska, 68102, for the following purposes:

1.	To elect six directors to hold office until our next annual meeting of stockholders, and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	To consider and act upon ratification and approval of the selection of RSM US LLP as our independent registered public accounting firm for our 2025 fiscal year; and

3.	To consider and act upon any other matters which may properly come before the meeting.

The proposals referred to above are more fully described in the accompanying proxy statement. An annual report to stockholders outlining our company's operations during our 2024 fiscal year accompanies this notice of annual meeting and proxy statement.

You are entitled to vote only if you were a stockholder of our company at the close of business on November 4, 2024, the record date for the annual meeting. We solicit you to give your proxy to vote at the annual meeting by following the specific voting instructions appearing on the enclosed proxy card or voting instruction card, regardless of whether you intend to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Charles J. Schmaderer
Secretary

November 15, 2024

Omaha, Nebraska

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FOLLOW THE SPECIFIC VOTING INSTRUCTIONS APPEARING ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

for the Stockholder Meeting To Be Held on December 19, 2024.

This notice of annual meeting and accompanying proxy materials are available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting.

Our company's proxy statement, annual report and other proxy materials are available at:

http://www.amcon.com/#/business/investor-relations

AMCON Distributing Company

7405 Irvington Road

Omaha, Nebraska 68122

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the annual meeting.

Why am I receiving these materials?

The board of directors of AMCON Distributing Company is providing these materials to you in connection with our annual meeting of stockholders on December 19, 2024. The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, and certain other required information. This proxy statement, the notice of annual meeting of stockholders and the accompanying proxy card or voting instruction card were first sent or given to our stockholders on or about November 15, 2024. As a stockholder of our company, you are entitled and encouraged to vote on the items of business described in these proxy materials. Your vote is very important. For this reason, our board is requesting that you allow your shares to be represented at the annual meeting by the persons named as proxies on the enclosed proxy card or voting instruction card.

When and where will the annual meeting be held?

The annual meeting of stockholders will be held on Thursday, December 19, 2024, at 10:00 a.m., local time, in the Omaha Hilton Hotel located at 1001 Cass Street, Omaha, Nebraska, 68102. You may obtain directions to the location of the annual meeting by calling our corporate secretary, Charles J. Schmaderer, at (402) 331-3727. You do not have to attend the annual meeting to be able to vote.

What matters will be voted on at the annual meeting?

Stockholders will consider and vote upon the following business items at the annual meeting:

•	The election of six directors nominated by the Board of Directors to hold office for a one-year term expiring at our next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

•	The ratification and approval of the selection of the accounting firm of RSM US LLP as our independent registered public accounting firm for our 2025 fiscal year; and

•	Any other matters that may properly come before the annual meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

•	"FOR" the election of each nominee for director named in this proxy statement; and

•	"FOR" the ratification and approval of RSM US LLP as our independent registered public accounting firm.

What shares can I vote?

The outstanding securities of our company having voting rights at the annual meeting are the shares of our common stock, $0.01 par value. Each issued and outstanding share of our common stock as of the close of business on the November 4, 2024 record date for the annual meeting is entitled to one vote on each matter submitted to a vote of the holders of such shares at the annual meeting. As of the record date, we had 645,462 shares of common stock issued and outstanding. You may vote all shares of our common stock that you held as of the record date. This includes (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee, sometimes referred to as shares held in "street name."

How do I submit my vote?

Generally, you may vote your shares by completing, signing and returning the proxy card or voting instruction card provided to you, or by attending the annual meeting and voting in person. Specific voting instructions are found on the proxy card or voting instruction card provided to you.

Shares held by the stockholder of record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record, and these proxy materials were sent to you directly. As the stockholder of record, you have the right to grant your proxy vote or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

Shares held in street name. If you hold shares in a brokerage account or through some other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, trustee or other nominee, together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares by following the instructions on the voting instruction card. Although you may attend the annual meeting, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from your broker, trustee or nominee. You may vote your shares by any of the options listed on the voting instruction card.

Can I change my proxy vote or revoke my proxy?

If you are a stockholder of record, you may change your vote or revoke your proxy any time before your vote is used at the annual meeting by:

•	submitting a valid, later-dated proxy;

•	notifying our corporate secretary in writing that you have revoked your proxy; or

•	completing a written ballot at the annual meeting.

Attendance at the annual meeting will not in and of itself constitute a revocation of your proxy.

If you hold shares as the beneficial owner in street name, you may change your vote by submitting new voting instructions to your broker, trustee or other nominee or, if you have obtained a legal proxy from your broker, trustee or nominee, by voting in person at the annual meeting.

How many votes are needed to conduct business at the annual meeting?

A majority of all outstanding shares of our common stock entitled to vote at the annual meeting must be present or represented by proxy in order to satisfy the quorum requirement for the transaction of business at the annual meeting. Withhold votes, abstentions and broker non-votes (described below under "What is the effect of a broker non-vote?") are counted as present and entitled to vote for purposes of determining a quorum. If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.

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How are votes counted?

If you are a stockholder of record and you give your proxy, the shares represented by the proxy will be voted in accordance with your instructions. However, if you are a stockholder of record and you give your proxy without providing voting instructions on one or more proposals, your proxy will be voted for those unmarked proposals in accordance with the recommendation of our board of directors (such recommendation is identified above under "How does our board of directors recommend that I vote?").

If your shares are held in street name through a broker or other nominee, they will be voted in accordance with the voting instructions that you provide. If you do not provide voting instructions, your broker or other nominee is permitted to vote your shares on proposals that are considered routine, including the ratification of the appointment of our independent registered public accounting firm.

What vote is required to approve the proposals at the annual meeting?

Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, by stockholders entitled to vote at the annual meeting for that purpose. This means that the six nominees receiving the highest number of "FOR" votes at the annual meeting will be elected. Stockholders may vote "FOR" or "WITHHOLD" authority to vote for any or all nominees for director. Shares not voted, whether by specifically withholding authority to vote on your proxy card or voting instruction card or otherwise, will have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger proportion of the total votes. No shares may be voted for more than six nominees at the annual meeting. Stockholders do not have cumulative voting rights in the election of directors.

Other Matters. Approval of the proposal to ratify and approve the selection of RSM US LLP as our independent registered public accounting firm and all other proposals that properly may come before the annual meeting require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the particular proposal. Stockholders may vote "FOR," "AGAINST" or "ABSTAIN" from voting on any proposal at the meeting (other than the election of directors). If your shares are voted to "ABSTAIN" with respect to any proposal (other than the election of directors), this will have the same effect as a vote against the proposal.

What is the effect of a broker non-vote?

A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. If you hold shares in street name through a broker or other nominee and do not vote your shares or provide voting instructions, your broker or other nominee may vote for you on "routine" proposals but not on "non-routine" proposals. The ratification and approval of the selection of RSM US LLP as our independent registered public accounting firm is considered routine, but the election of directors and all other proposals are non-routine. Therefore, if you do not vote or provide voting instructions on any non-routine proposal, your broker or other nominee will not be allowed to vote your shares on such proposal. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting, if such shares are otherwise properly represented at the meeting. Broker non-votes are not considered votes cast or entitled to vote for purposes of the election of directors and will have no effect on the vote for this proposal.

Are there any other matters that will be considered at the annual meeting?

The only items of business that may be properly brought before the annual meeting are the matters set forth in this proxy statement or those brought before the meeting by or at the direction of our board of directors. We are not aware of any business to be acted upon at the annual meeting other than the items described in this proxy statement. Your signed proxy, however, will entitle the persons named as proxy holders to vote in their discretion for any other matter that is properly presented at the meeting.

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Who pays the cost of soliciting votes at the annual meeting?

Our company is making this proxy solicitation, and it will bear all costs of this solicitation. In addition to the use of the mail, proxies may be solicited personally or by telephone by some of the regular employees of our company, at no additional compensation. Our company may reimburse brokers, banks and other persons holding stock in their names, or in the names of nominees, for expenses incurred in sending proxy materials to their principals and obtaining their proxies. Our company requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting materials to the beneficial owners of the shares of common stock held of record by such persons.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting and publish those results in a report on Form 8-K filed with the Securities and Exchange Commission ("SEC") within four business days after the day on which the annual meeting ends. If the voting results included in such Form 8-K are not final, we will publish the final results in an amended report on Form 8-K within four business days after the final voting results are known.

What should I do if I receive more than one set of proxy materials?

You may receive multiple sets of proxy materials if you hold shares in more than one brokerage account or if you are a stockholder of record and have shares registered in more than one name. Please vote the shares on each proxy card or voting instruction card you receive.

We have adopted a "householding" procedure which allows us, unless a stockholder withholds consent, to send one proxy statement and annual report to multiple stockholders of record sharing the same address. Each stockholder at a given address will receive a separate proxy card or voting instruction form. If you are receiving multiple sets of proxy materials and wish to have your accounts householded, or if you no longer wish to participate in householding and wish to revoke your consent, call our corporate secretary, Charles J. Schmaderer, at (402) 331-3727, or send written instructions to our corporate secretary at AMCON Distributing Company, 7405 Irvington Road, Omaha, NE 68122. We will act in accordance with your wishes within 30 days after receiving such notification.

Many brokerage firms participate in householding as well. If you have a householding request for your brokerage account, please contact your broker.

Where may I obtain financial and other information about AMCON?

We filed our annual report on Form 10-K for our 2024 fiscal year with the SEC on November 8, 2024. Our annual report to stockholders, including our Form 10-K, containing our audited financial statements for our 2024 fiscal year, accompanies this proxy statement. This proxy statement, our annual report to stockholders (including Form 10-K), and other proxy materials also are available on our internet website (www.amcon.com) and on the SEC's internet website (www.sec.gov). Information on any website that we refer to does not constitute part of this proxy statement.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

ITEM 1: ELECTION OF DIRECTORS

What am I voting on?

One of the purposes of this annual meeting is to elect directors to serve on our board of directors for the upcoming year. You will be asked to consider six nominees for election to our board of directors to serve for one-year terms until our next annual meeting of stockholders, and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal.

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What is the structure of our board and how often are directors elected?

Our board of directors consists of six persons. Our board of directors has nominated six directors for election to serve until next year's annual meeting. Our Restated Certificate of Incorporation, as amended, provides for a declassified board structure, with directors serving one-year terms that expire at the next annual meeting of stockholders following their election, and until their respective successors are duly elected and qualified (or until their respective earlier resignation or removal). Accordingly, the present terms of each current director, Christopher H. Atayan, Jeremy W. Hobbs, John R. Loyack, Stanley Mayer, Timothy R. Pestotnik and Andrew C. Plummer expire at this annual meeting. Our board of directors has determined that Messrs. Hobbs, Loyack, Mayer and Pestotnik each satisfies the independence requirements of the NYSE American exchange.

Who are this year's nominees?

The nominating and corporate governance committee of our board of directors has designated Christopher H. Atayan, Jeremy W. Hobbs, John R. Loyack, Stanley Mayer, Timothy R. Pestotnik and Andrew C. Plummer as the nominees proposed for election at the annual meeting. Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of these nominees. Each of the nominees currently serves on our board.

The following table sets forth certain information with respect to each person nominated for election as a director at the annual meeting.

Name	Age	Position With our Company	Director Since
Christopher H. Atayan	64	Chief Executive Officer, Chairman, Director	2004
Jeremy W. Hobbs	63	Director	2006
John R. Loyack	61	Director	2003
Stanley Mayer	79	Director	2002
Timothy R. Pestotnik	64	Director	1998
Andrew C. Plummer	50	President, Chief Operating Officer, Director	2018

There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director. However, Christopher H. Atayan, as a former holder of our Series B Convertible Preferred Stock who continues to own at least 5% of the outstanding shares of our common stock, is contractually entitled to nominate one member of our board of directors.

What is the business experience of the nominees and of our continuing board members and the basis for the conclusion that each such person should serve on our board?

Described below is the business experience for at least the last five years of each person nominated for election as a director at the annual meeting, as well as the specific experience, qualifications, attributes and skills of each such person that led to the conclusion that such person should serve on our board.

Christopher H. Atayan has served in various senior executive positions with our company since March 2006, including his service as Chairman of the Board since January 2008 and Chief Executive Officer since October 2006, and has been a director of our company since 2004. Mr. Atayan served as Senior Managing Director of Slusser Associates, Inc., a private equity and investment banking firm, from 1988 to 2020, and had been engaged in private equity and investment banking since 1982. He also serves on the Board of Eastek Holdings, LLC, a private contract manufacturing company. Mr. Atayan's strategic vision, leadership, broad experience and tireless determination in prudently developing shareholder value and other interests of the company led to the conclusion that he should serve on our board. This conclusion is further supported by his years of service as our chief executive officer during which he has provided the board with information gained from his active management of our operations including the identification and analysis of our near, medium and long-term challenges and opportunities.

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Jeremy W. Hobbs is the Executive Director of Western Wind Foundation. Mr. Hobbs also is President and Chief Executive Officer of Draupnir, LLC, and also serves on the Board of Eastek Holdings, LLC, a private manufacturing company. He served as a founding member and executive officer of Draupnir, LLC from 2002 through December 2005. From 1987 to 2002, Mr. Hobbs was an attorney in the law firm of Krasnow, Cornbath and Hobbs in Chicago, Illinois where he served as managing partner from 1997 to 2002. Mr. Hobbs brings with him a wealth of legal experience and expertise that has benefitted our board on a variety of matters, including litigation, regulatory oversight and financial disclosure. These factors together with his familiarity with our company resulting from numerous years of service on our board led to the conclusion that he should serve on our board.

John R. Loyack is the Senior Executive Vice President and Chief Operations Officer of Inperium, Inc. Immediately prior to his current position, Mr. Loyack was the President of Alvernia University in Reading, Pennsylvania. Before leading Alvernia, Mr. Loyack served as the Executive Vice President of Business and Administrative Affairs of King's College in Wilkes-Barre, Pennsylvania. Mr. Loyack has also served in a variety of other senior leadership roles including as President and Chief Executive Officer of Optim Energy, LLC, and of CPG International, Inc. He also served as the Senior Vice President, Chief Financial Officer, and Vice President and Chief Accounting Officer at PNM Resources. Mr. Loyack's extensive financial, operational and strategic expertise make him an effective contributor to the board decision making process and have led to the conclusion that he should serve on our board.

Stanley Mayer is the retired General Manager of CMC Rebar – Albuquerque, having served in that position from 2002 until his April 2010 retirement. Mr. Mayer has also served as a consultant to various companies regarding financial and strategic planning matters, as Chief Financial Officer for Donruss Playoff, Inc. from 2001 to 2002 and as Vice President of Southern Union Company from 1998 through 2001. He is a Chartered Accountant. The conclusion that Mr. Mayer should serve on our board is founded on his operational, accounting and finance experience. His service on behalf of numerous companies has given him exposure to a variety of strategic, investing, financing and operating issues which facilitates his contributions to our board.

Timothy R. Pestotnik is an attorney and a partner in the law firm of Pestotnik LLP. Prior to this, he was a partner and chair of the business litigation department at the law firm of Luce, Forward, Hamilton & Scripps, LLP. Mr. Pestotnik also served as a director of AMCON Corporation, Bunker HCV Corporation and Premier-Midwest Beverage Company. Mr. Pestotnik also sits on the boards of non-profit organizations and charitable foundations, and has testified as an expert witness on related corporate governance issues. His sophisticated legal practice has benefited our board in a variety of matters, including corporate governance, financial disclosure and regulatory oversight. These factors together with his familiarity with our company resulting from numerous years of service on our board led to the conclusion that he should serve on our board.

Andrew C. Plummer has served as our President and Chief Operating Officer since October 2018, as our Chief Financial Officer from January 2007 to October 2020, and as our Secretary from January 2007 to October 2018. From 2004 to 2007, Mr. Plummer served our company in various roles including Acting Chief Financial Officer, Corporate Controller, and Manager of SEC Compliance. Prior to joining our company in 2004, Mr. Plummer practiced public accounting, primarily with the accounting firm Deloitte and Touche, LLP (now Deloitte). The conclusion that Mr. Plummer should serve on our board is founded on his experience in operations and financial matters, as well as his lengthy service in the distribution industry.

What if a nominee is unwilling or unable to serve?

Each of the nominees listed in this proxy statement has indicated his willingness to serve as a director if elected, and the board of directors has no reason to believe that any nominee will be unavailable for election. If a nominee who is to be voted on by the holders of our common stock becomes unwilling or unable to serve, the shares represented by the proxies will be voted for the election of such substitute nominee as may be designated by our nominating and corporate governance committee, unless the authority to vote for all nominees or for the particular nominee who has ceased to be a candidate has been withheld.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote "FOR" the election of Christopher H. Atayan, Jeremy W. Hobbs, John R. Loyack, Stanley Mayer, Timothy R. Pestotnik and Andrew C. Plummer as directors.

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ITEM 2: SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

We are asking stockholders to ratify and approve the selection of RSM US LLP as our independent registered public accounting firm for our 2025 fiscal year. The selection of RSM US LLP was made by the audit committee of our board of directors. RSM US LLP has served as our independent auditors since August 30, 2006. In connection with the audit of our 2025 fiscal year financial statements, our company intends to enter into an engagement agreement with RSM US LLP which would set forth the terms by which RSM US LLP will perform audit services for our company. The ratification and approval by stockholders of the selection of RSM US LLP effectively would also be a ratification of that agreement.

What services do the independent registered public accountants provide?

Audit services provided by RSM US LLP for our 2024 fiscal year included the examination of the consolidated financial statements of our company and services related to our periodic filings with the SEC. These services are more fully described in this proxy statement under the captions "Audit Committee Report" and "Independent Auditor Fees and Services."

Will a representative of RSM US LLP be present at the meeting?

We anticipate that one or more representatives of RSM US LLP will be present at the annual meeting. Any such representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.

What if this proposal is not approved?

Stockholder ratification and approval of the audit committee's selection of RSM US LLP as our independent registered public accounting firm is not required by any statute or regulation or by our bylaws. Nevertheless, if the stockholders do not ratify and approve the selection of RSM US LLP at the annual meeting, the audit committee will reconsider the appointment. Submission of our selection of RSM US LLP to the stockholders for ratification and approval will not limit the authority of the audit committee to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign, or their engagement otherwise is terminated.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote "FOR" approval of the selection of RSM US LLP.

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OWNERSHIP OF OUR COMMON STOCK BY OUR DIRECTORS AND EXECUTIVE OFFICERS AND OTHER PRINCIPAL STOCKHOLDERS

The table below sets forth information, as of November 4, 2024 (unless otherwise indicated below), with respect to the beneficial ownership of shares of our common stock by:

•	each person known to us to own beneficially more than 5% of the aggregate number of the outstanding shares of our common stock;

•	each of our named executive officers;

•	each of our directors and director nominees; and

•	our executive officers and directors as a group.

Each of the persons, or group of persons, in the table below has sole voting power and sole dispositive power as to all of the shares of our common stock shown as beneficially owned by them, except as otherwise indicated.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Shares Outstanding
Christopher H. Atayan (1)	416,213	64.48%
Andrew C. Plummer (1)	38,159	5.91%
Charles J. Schmaderer	7,800	1.21%
Jeremy W. Hobbs (2)	1,900	*
John R. Loyack	3,183	*
Stanley Mayer	2,733	*
Timothy R. Pestotnik	1,316	*
All directors and executive officers as a group (7 persons)	471,304	73.02%

*	Signifies less than 1%
(1)	Messrs. Atayan's and Plummer’s business address is 7405 Irvington Road, Omaha, Nebraska 68122.
(2)	The shares reported do not include 9,886 shares of common stock held by the Western Wind Foundation, of which Mr. Hobbs is a director. Mr. Hobbs disclaims beneficial ownership of the shares held by Western Wind Foundation. The information provided is based in part on the Schedule 13D filed with the SEC on July 22, 2009.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure and Role in Risk Oversight

Our company is led by Christopher H. Atayan, who has served as our company's chief executive officer since October 2006 and as its chairman since January 2008. Our board of directors is comprised of Mr. Atayan and five other directors, including four directors who satisfy the independence requirements of the NYSE American. An independent director serves as chairman of each of our board's three standing committees – the audit committee, the compensation committee, and the nominating and corporate governance committee.

Our bylaws provide that at any time in which the offices of our chairman and chief executive officer are held by the same person, our board of directors will appoint one independent member of our board to serve as the "lead director." Timothy R. Pestotnik currently serves as the lead director. The lead director will have such rights, duties and responsibilities as may be assigned to him by our board of directors.

Our board leadership structure has been effective for our company. We believe that having a combined chief executive officer and chairman of the board, an independent chair for each of our board committees and an independent lead director provides the right form of leadership for our company. A combined chairman and chief executive officer role allows for more productive meetings. The chief executive officer is the individual selected by the board of directors to manage our company on a day-to-day basis, and his direct involvement in our business operations makes him best positioned to lead the board in productive strategic planning sessions and determine the time allocated to each agenda item in discussions of our company's short and long-term objectives. In addition to the leadership provided by our chairman and chief executive officer, we have strong oversight of company operations by experienced independent directors who chair each of our board's standing committees. Led by an independent lead director, our independent directors also regularly meet in executive session to review key decisions and discuss matters in a manner that is independent of the chief executive officer.

Although it is management's job to assess and manage our company's exposure to risk, our audit committee takes a lead in establishing guidelines and policies that govern the process. In carrying out its responsibilities in this regard, our audit committee works closely with our chief financial officer. Our audit committee meets several times each year with our chief financial officer and other members of management and receives a comprehensive report on enterprise risk management, including management's assessment of risk exposures, and the processes in place to monitor and control such exposures. Our audit committee also receives updates between meetings from members of management relating to risk oversight matters and provides risk management reports to the full board of directors. In addition to our audit committee, our compensation committee considers the risks that may be implicated by our executive compensation programs. We believe that our directors provide effective oversight of the risk management function, especially through the work of the audit committee and the dialogue between the full board and our chief financial officer.

Communication with the Board

Our board of directors has established a process for stockholders to follow in sending communications to our board or its members. Stockholders who wish to communicate with our board or any of our directors, including the Chairman of the Board and the chairman of any committee of the board, may do so. Such communications must be addressed to our board or any such director in care of our corporate secretary, Charles J. Schmaderer, at AMCON Distributing Company, 7405 Irvington Road, Omaha, NE 68122. All such communications will be compiled by our corporate secretary and submitted to our board or the individual director, as applicable, on a periodic basis.

Neither our board of directors nor a specific director is required to respond to a stockholder communication. To avoid selective disclosure, our board or the individual director may respond to a stockholder's communication only if the communication involves information which is either immaterial or is already public. In such case, our board of directors, as a whole, or the individual director, may respond, if at all: (i) directly, following consultation with our corporate secretary or other advisors or without additional consultation, as our board determines appropriate; (ii) indirectly through our corporate secretary or other designated officer, following consultation with our corporate secretary or other advisors or without additional consultation, as our board determines appropriate; or (iii) pursuant to such other means as our board determines appropriate from time to time.

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If the communication involves material non-public information, our board of directors or the individual director will not provide a response to the stockholder concerning such information. Our company may, however, publicly provide information responsive to such communication if (following consultation with our advisors, as our board determines appropriate) our board determines disclosure is appropriate. In that case, the responsive information will be provided in compliance with SEC Regulation FD and other applicable laws and regulations.

Consideration of Director Nominees

In identifying and evaluating director nominees, the nominating and corporate governance committee of our board of directors may receive recommendations from management, from other directors and from stockholders, including the former holder of our Series B Convertible Preferred Stock having residual nomination rights. The committee reviews and considers information on each candidate and evaluates it in light of the needs and requirements of our company. The committee believes that our board and its committees should be comprised of persons who are of high character and integrity, who have a personal and professional reputation that is consistent with the image and reputation of our company, and who have expertise that may be useful to our company. The committee also considers various factors, including the independence of the candidate, as well as his or her education or special skills, areas of expertise, experience, age, business associations, reputation and other characteristics and qualities that the committee believes are likely to enhance the effectiveness of our board and its committees. In determining whether a director should be retained and stand for re-election, the committee also considers the director's past attendance at meetings and participation in and contributions to the activities of our board and each committee on which such director serves. The committee does not have a formal policy concerning its consideration of diversity in identifying director nominees. Although the committee may consider diversity in identifying director nominees, it did not do so with respect to the selection of the nominees for this annual meeting. The committee seeks to identify and recruit the best available candidates, without regard to race, color, religion, sex, ancestry, national origin or disability.

Stockholders who wish the nominating and corporate governance committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the nominating and corporate governance committee in care of our corporate secretary, Charles J. Schmaderer, at AMCON Distributing Company, 7405 Irvington Road, Omaha, NE 68122. All nominees, including those submitted by stockholders in accordance with these procedures, will be evaluated using generally the same methods and criteria described above, although those methods and criteria are not standardized and may vary from time to time. Stockholders also may submit director nominations to our company in accordance with the procedures described below under "Advance Notice of Stockholder Proposals."

Committees of the Board

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. There currently are no other standing committees of our board of directors. Members of the audit committee, compensation committee and nominating and corporate governance committee serve at the pleasure of our board of directors.

Audit Committee. The audit committee of our board of directors currently is comprised of John R. Loyack, its chairman, Timothy R. Pestotnik and Stanley Mayer. Our board of directors has determined that all members of the audit committee are independent directors under the listing standards adopted by the NYSE American. In addition, our board of directors has determined that Mr. Loyack and Mr. Mayer each meets the SEC's definition of an "audit committee financial expert." The audit committee is responsible for reviewing our financial statements, audit reports, internal financial controls and the services performed by the independent registered public accounting firm, and for making recommendations with respect to those matters to our board of directors. A more complete description of the audit committee's functions is provided in its charter, a copy of which is available on our internet website (www.amcon.com) by clicking on "Business " then "Investor Relations" and "Corporate Governance Documents." The audit committee met five times during our 2024 fiscal year.

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Compensation Committee. The compensation committee of our board of directors currently is comprised of John R. Loyack, its chairman, and Stanley Mayer. Our board of directors has determined that all members of our compensation committee are independent under the NYSE American listing standards. The committee is responsible for reviewing and making recommendations to our board of directors with respect to compensation of executive officers and other compensation matters and awards. Our chief executive officer assists the committee from time to time on a variety of compensation matters, including making recommendations for the appropriate salaries and bonuses of our executive officers (other than our chief executive officer). The committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts. A more complete description of the committee's functions is provided in its charter, a copy of which is available on our internet website (www.amcon.com) by clicking on "Business" then "Investor Relations" and "Corporate Governance Documents." Our compensation committee met four times during our 2024 fiscal year.

Nominating and Corporate Governance Committee. The current members of our nominating and corporate governance committee are Timothy R. Pestotnik, its chairman, and John R. Loyack, each of whom our board of directors has determined to be independent under the NYSE American listing standards. The committee is responsible for the director nomination process, including evaluating and recommending director nominees and committee and chair appointments. It also is responsible for various corporate governance matters, including the development of ethical conduct standards for our directors, officers and employees and an annual board assessment. A more complete description of the committee's functions is provided in its charter, a copy of which is available on our internet website (www.amcon.com) by clicking on "Business" then "Investor Relations" and "Corporate Governance Documents." The nominating and corporate governance committee met four times during our 2024 fiscal year.

Meetings of the Board

During our 2024 fiscal year, our board of directors held five meetings. Each director attended 100% of the total meetings of the board of directors and of the committees of the board on which he or she served during the fiscal year. Our company's directors discharge their responsibilities throughout the year, not only at such board of directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to our company.

The independent non-management members of our board of directors regularly hold executive sessions without management present. At least one executive session per year is attended by only independent non-management directors. Our board of directors has chosen Timothy R. Pestotnik as the lead director for meetings of the independent non-management directors.

Directors are encouraged by our company to attend our annual meeting of stockholders if their schedules permit, but our company does not otherwise have a policy regarding such attendance. All incumbent directors were present at the annual meeting of the stockholders held on January 25, 2024.

Code of Ethics

Our board of directors has adopted a code of ethical conduct that applies to all of our directors, officers and employees, including our principal executive officer and our principal financial officer. This code of ethical conduct is available without charge to any person who requests it by writing to our corporate secretary, Charles J. Schmaderer, at AMCON Distributing Company, 7405 Irvington Road, Omaha, NE 68122. It also is available on our internet website (www.amcon.com) by clicking on "Business" then "Investor Relations" and "Corporate Governance Documents." Any substantive amendment to, or waiver from, a provision of this code that applies to our principal executive officer or principal financial officer will be disclosed on our internet website and, if required by rules of the SEC or the NYSE American, in reports we file with the SEC.

Securities Trading Policy and Policy Against Hedging

Our insider trading policy prohibits our officers, directors, certain employees who regularly come into contact with our material, non-public information and certain of their family members and controlled entities ("Covered Persons") from buying or selling our securities while such person or entity is aware of material, non-public information relating to our company or from providing such material, non-public information to any person except as authorized by our company. This policy also prohibits Covered Persons from engaging in transactions in our securities that are speculative in nature, including hedging or other types of derivatives or speculative arrangements that have similar economic effect.

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Director Compensation

Only outside (non-employee) members of our board of directors receive compensation for their service to our company as a director. Directors who are not employees of our company are paid according to the following annual scale:

Director Fee	$45,000
Audit Committee Membership Fee (1)	$5,000
Committee Chairman Fee (2)	$5,000
Lead Director Fee	$50,000

(1)	Provided to all members of the audit committee, including the chairman.
(2)	Provided to directors serving as chairman of the audit committee and the compensation committee.

There is no payment of any meeting fees; however, all directors are reimbursed for their reasonable out of pocket expenses incurred in connection with their attendance at board and committee meetings.

Non-employee directors are eligible to receive equity-based awards under each of our omnibus incentive plans as described below under "Executive Compensation and Related Matters—Omnibus Incentive Plans." Non-employee directors also are eligible to receive awards of nonqualified stock options, which entitle them to purchase shares of our common stock at an exercise price equal to the fair market value of the stock on the date of grant. Option grants and other equity-based awards may be recommended from time to time by our compensation committee, subject to approval by our board of directors.

Compensation earned in our 2024 fiscal year by each person serving as a director during such fiscal year (other than those who are named executive officers in the summary compensation table under “Executive Compensation and Related Matters” below) for service on our board and its committees is presented in the table below.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Jeremy W. Hobbs	45,000	--	--	45,000
John R. Loyack	60,000	--	--	60,000
Stanley Mayer	50,000	--	--	50,000
Timothy R. Pestotnik	100,000	--	--	100,000

(1)	The amounts in this column include director fees, committee chairman fees, audit committee membership fees, and lead director fees received for service as a director, committee chairman, audit committee member or lead director, as shown below:

Name	Director Fee $	Committee Chairman Fee $	Audit Committee Membership Fee $	Lead Director Fee $	Total Fees Paid in Cash $
Mr. Hobbs	45,000	--	--	--	45,000
Mr. Loyack	45,000	10,000	5,000	--	60,000
Mr. Mayer	45,000	--	5,000	--	50,000
Mr. Pestotnik	45,000	--	5,000	50,000	100,000

(2)	No stock awards were made to any of the named directors for services provided in our 2024 fiscal year. As of September 30, 2024, no unvested restricted stock units or shares of restricted stock were held by any director.

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EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

General

The following compensation discussion and analysis explains how our compensation programs are designed and operate in practice with respect to each of the named executive officers listed in the summary compensation table appearing below. This discussion should be read in conjunction with the information appearing under the caption “Committees of the Board – Compensation Committee,” the summary compensation table, and the additional tabular and narrative disclosure that follows the summary compensation table.

Compensation Philosophy and Objectives

Our compensation program for executive officers is structured to achieve the following objectives:

•	Attract and retain talented professionals, while emphasizing the challenges and rewards associated with a fast paced, stimulating, entrepreneurial environment. We operate in a service industry where long-term relationships are critical and maintaining continuity of our executive organization is critical to our success. The time required to develop the relationships necessary to succeed in our industry spans many years.

•	Align and motivate individual and strategic goals with those of our stockholders and customers. We believe that it is primarily the dedication, creativity, competence and experience of our entire workforce that enables us to compete, given the highly competitive realities of the wholesale/retail industries in which we operate. History has demonstrated that our business is neither easily nor quickly mastered by people attempting to migrate from other industries. We operate in a 24/7/365 service environment which requires continuous management focus on customer detail, facilities management, logistics and network infrastructure. Our compensation systems are designed to motivate our management team to make these commitments, which are essential to achieving our strategic goals. Hence, we attempt to retain our experienced, long-term employees, avoid employee turnover, create a cadre of dedicated professionals focused on increasing stockholder value, align the interests of our employees and stockholders and foster an ownership mentality in our executives by giving our employees a meaningful stake in our success through our equity incentive and cash bonus programs.

•	Achieve meaningful results and add value to our company through a results-oriented reward structure. We attempt to link compensation closely to results by structuring a significant portion of executive compensation as at-risk compensation.

•	Tailor individual incentives within different segments of our organization depending on the priorities and needs existing at the time. This facilitates individual focus to capitalize on opportunities and to correct weaknesses in a particular segment of our organization. Our branches and retail stores therein require empowered, capable, local management expertise to operate effectively. We attempt to encourage accountability in our division-level executives by using bonus targets tied to divisional or regional results and other, individually tailored, objectives.

•	Integrate strategic goals and objectives throughout all facets of our organization. This enables quicker, more effective execution of our strategic corporate objectives. Our ability to modify and tailor the components of our cash bonus program allows us to revise these components from year to year and executive to executive as our strategic goals evolve. Our industry is evolving rapidly, and strategic implementation is critical to our ongoing success.

•	Simplicity is an important element of our compensation structure. With clear and unambiguous goals individuals can employ their best efforts.

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Determining Compensation

Our compensation committee's process for determining compensation levels for executive officers differs depending upon the position of the individual being considered. For each executive officer other than our chief executive officer, the committee annually reviews each element of compensation described below in consultation with our chief executive officer. Our chief executive officer develops for the committee's consideration a proposed compensation package for each of these executive officers based on his subjective business judgment of the executive's past performance and of his or her expected future contributions to our company. Each executive's compensation package is modified as deemed appropriate by our compensation committee, and the final determination of the compensation package is made by the committee. With respect to our chief executive officer's compensation, our compensation committee meets in executive session. The committee develops a compensation package for our chief executive officer based on its subjective business judgment of his past performance, of his leadership in establishing performance standards in the conduct of our company's business, and of his expected future contributions in directing the long-term success of our company and its businesses. For all executive officers, including our chief executive officer, the structure and level of executive compensation needed to promote the principles of our executive compensation program for each executive is determined by the committee by considering all elements of the compensation package in total, rather than any one component in isolation. This process is based on the committee's subjective business judgment. Finally, some components of the compensation packages for our named executive officers are described below under the caption "Change of Control Arrangements."

Compensation Components

As separately discussed below, the principal components of compensation for our executive officers currently are:

•	base salary;

•	performance-based compensation;

•	long-term equity incentive compensation; and

•	perquisites and other personal benefits.

Base Salary. We provide base salary to our named executive officers and other employees to reward them for performing the requirements of their position on a day-to-day basis. Base salary is viewed by our compensation committee as a key aspect of our attraction and retention efforts. Base salaries are not established on the basis of any specific performance criteria. Our compensation committee considers a number of factors in determining individual salary levels, including each executive's existing salary relative to that of other employees of our company, a subjective business judgment of the performance of the executive and of the business unit or function under his or her leadership, the executive's length of service with our company, and the perceived increase in the cost of living. The factors impacting base salary levels are not independently assigned specific weights. Competitive market data may be considered from time to time, but we currently do not set compensation levels at a targeted percentile relative to compensation data for a particular peer, competitor or industry group. Our compensation committee applies its business judgment to formulate and approve the final compensation.

For our 2025 fiscal year, base salary levels were determined by our compensation committee based on its assessment of the factors referred to above. Fiscal 2025 base salaries for our named executive officers were set as follows: Mr. Atayan, $701,070; Mr. Plummer $414,360; and Mr. Schmaderer $291,750.

Performance-Based Compensation. Performance bonus awards may be provided to our named executive officers and other employees, as determined by our compensation committee, with the bonus awards being made available based on the achievement of strategic objectives. With respect to the achievement of strategic objectives upon which a bonus award is based, the executive is entitled to receive 100% of his or her targeted bonus if our compensation committee determines that the executive has made satisfactory progress toward the achievement of his or her strategic goals. In the discretion of the compensation committee, the executive is eligible for up to 125% of his or her targeted bonus for exceptional performance with respect to the strategic goals. The satisfaction of an executive's strategic goals is largely determined by the compensation committee based on its business judgment of the executive's performance. All executives have a common strategic goal, which is to work together as a team in furtherance of our company's strategic objectives. In addition, each executive has individualized short-, medium- and long-term goals. In the case of our chief executive officer, these goals include:

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Short-Term Goals

•	Developing and implementing our company's strategic plan

•	Developing and maintaining relationships within the financial community to ensure our company's access to capital, credit and insurance

•	Setting the proper "tone at the top" reflecting our company's operation in a highly regulated environment and its existence as a publicly traded reporting company

•	Providing executive leadership to deploy our assets in a balanced fashion, recognizing the need to maximize liquidity, generate cash flow and reinvest in the business

•	Developing and implementing our company’s risk management strategy

•	Developing and implementing our company’s information technology strategy

•	Developing and implementing our company’s crisis management systems

•	Developing and implementing our company’s compliance strategy

•	Developing and implementing a strategic plan for the restructuring of our company's retail assets

•	Developing and implementing a capital investment strategy to support growth, including the upgrade and development of new distribution centers

•	Developing a strategy for using our critical mass to enhance our supply chain relationships

•	Developing a human resources strategy to recruit, retain and enhance talent across the Company

•	Developing a strategy to support the growth of our Senior Leadership Team

•	Developing and implementing a strategy to navigate an inflationary environment

•	Developing and implementing our company’s acquisition strategy

Medium-Term Goals

•	Generating cash flow to support our company’s strategic objectives

•	Initiating opportunities to repurchase shares of our capital stock when appropriate

•	Ensuring our company's compliance with appropriate internal controls for financial reporting

•	Implement the strategic plan to enhance our geographic footprint

•	Developing and implementing strategies for the integration of companies that are acquired into the organization

•	Developing and implementing strategies for the enhancement of foodservice capabilities

•	Provide Executive Leadership to support strategic information technology objectives

•	Develop long-term plan for integrating our company’s strategic investments

•	Develop and implement a policy to facilitate succession to next generation management

Long-Term Goals

•	Increasing our company's enterprise value in a conservative, low-risk fashion

•	Fostering company-wide cultures of service and growth

•	Develop and support a strategic posture to facilitate opportunities for growth of the wholesale segment through acquisitions

•	Transition to next generation management

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For our 2024 fiscal year, our compensation committee awarded cash bonuses to the following named executive officers with respect to the achievement of specified strategic objectives as discussed above: Mr. Atayan, $1,276,219; Mr. Plummer, $553,149; and Mr. Schmaderer $230,141. For our 2025 fiscal year, performance bonus awards will be determined by our compensation committee based on its assessment of the factors referred to above and utilizing bonus targets that it establishes. Our compensation committee has not yet established targeted bonuses for our named executive officers for our 2025 fiscal year.

Equity Incentives. We promote the long-term interests of our company and the alignment of our named executive officers' interests with those of our stockholders by providing meaningful equity ownership opportunities to our executives. Our equity compensation program also is designed to encourage our named executive officers to remain employed with us despite a competitive labor market. Because equity compensation awards typically vest over a period of several years, the value to recipients of any immediate increase in the price of our common stock following a grant will be attenuated. The periodic vesting provisions are in place to encourage the named executive officers to remain with our company.

On October 22, 2024, our compensation committee decided to grant restricted stock awards for the 2024 fiscal year, including restricted stock awards to Mr. Atayan, Mr. Plummer and Mr. Schmaderer for 9,900 shares, 2,050 shares and 1,050 shares, respectively. The amount of each grant was designed to provide each executive with an equity incentive commensurate with his responsibilities and a meaningful stock ownership and growth opportunity linked directly to the success of our company. Each award of restricted stock award was made on terms in which one-third of the award is scheduled to vest on each of October 22, 2025, October 22, 2026, and October 22, 2027. The restricted stock award grants were made to Mr. Atayan, Mr. Plummer, and Mr. Schmaderer under our 2022 omnibus incentive plan.

Our compensation committee has not yet determined whether to establish any equity incentive awards for our 2025 fiscal year.

Perquisites and other Personal Benefits. Each of our executive officers is entitled to participate in our employee benefit plans that are made available to all of our employees on a non-discriminatory basis. These benefits consist of medical and group life insurance for which our company pays a portion of the premiums. Our company also makes matching contributions under our 401(k) profit sharing plan of up to 4% of each executive's compensation. Our company generally does not provide special perquisites to our executive officers. Additional information concerning perquisites is provided in the tabular and narrative disclosure that follows the summary compensation table.

Termination and Change in Control Arrangements

Each of our named executive officers participate in the AMCON Distributing Company Executive Change in Control Severance Plan, (the "Severance Plan"). See below under the caption "Change of Control Arrangements" for additional information regarding the Severance Plan.

Policy Regarding Tax Deduction for Compensation Under Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid for any fiscal year to the chief executive officer and the four other most highly compensated executive officers. Our compensation committee and our board of directors reserve the authority to award non-deductible compensation in circumstances they consider appropriate.

Stockholder Advisory Approval of Executive Compensation

At the annual meeting of the stockholders held on December 22, 2022, stockholders provided advisory approval of the compensation of our executives disclosed in the proxy statement for that meeting pursuant to the compensation disclosure rules of the SEC. At the annual meeting of the stockholders held on December 23, 2019, stockholders provided advisory approval for holding future advisory votes on executive compensation every three years.

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Summary Compensation Table

The following summary compensation table summarizes the compensation paid or accrued by our company in the fiscal years indicated with respect to our three executive officers for our 2024 fiscal year, including our chief executive officer and our principal financial officer. In this proxy statement, these individuals are referred to as our "named executive officers."

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($)	All other Compensa- tion ($) (2)	Total ($)
Christopher H. Atayan,	2024	680,650	1,276,219	1,356,300	--	--	--	1,188,533	4,501,702
Chief Executive Officer &	2023	660,830	1,239,056	1,810,611	--	--	--	1,214,460	4,924,957
Chairman	2022	641,850	1,202,963	1,851,498	--	--	--	900,781	4,597,092
Andrew C. Plummer,	2024	402,290	553,149	280,850	--	--	--	335,393	1,571,682
President &	2023	390,570	537,034	374,925	--	--	--	341,649	1,644,178
Chief Operating Officer	2022	379,190	521,386	383,391	--	--	--	255,943	1,539,910
Charles J. Schmaderer, Vice	2024	283,250	230,141	143,850	--	--	--	178,295	835,536
President, Chief Financial	2023	275,000	223,438	192,035	--	--	--	178,063	868,536
Officer & Secretary	2022	225,000	182,813	196,371	--	--	--	137,783	741,967

(1)	These amounts reflect the grant date fair value, computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718, for awards of restricted stock granted to our named executive officers for services provided in the applicable fiscal year. Assumptions used in the calculation of these amounts use the closing stock price on the date of grant.
(2)	The amounts in this column represent company matching contributions under our 401(k) profit sharing plan and gross-ups for taxes incurred by our named executive officers related to restricted stock awards granted in October 2023:

Name	Company Profit Sharing Plan Contributions ($)	Tax Gross-Ups ($)	Total ($)
Mr. Atayan	13,800	1,174,733	1,188,533
Mr. Plummer	13,561	321,832	335,393
Mr. Schmaderer	13,454	164,841	178,295

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Grants of Plan Based Awards

No plan-based awards were granted to our named executive officers for our 2024 fiscal year other than the awards reflected in the table below.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Mr. Atayan	10/22/24	9,900	--	--	1,356,300
Mr. Plummer	10/22/24	2,050	--	--	280,850
Mr. Schmaderer	10/22/24	1,050	--	--	143,850

(1)	Consists of restricted stock awards or “RSAs” under our 2022 omnibus incentive plan. These awards may not be sold, assigned, or otherwise transferred by any award recipient prior to the vesting date for such awards. The award recipient will be entitled to receive all dividends or other distributions with respect to the shares awarded to him. However, any cash dividends payable with respect to unvested RSAs will be held in escrow by our company and subject to the same conditions regarding vesting as the RSAs. These RSAs are scheduled to vest as to one-third of the award on October 22, 2025, October 22, 2026 and October 22, 2027.
(2)	These amounts reflect the grant date fair value, computed in accordance with FASB ASC 718, for RSAs granted to our named executive officers using the closing stock price on the date of grant. The amounts reported do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards.

Option Exercises and Stock Vesting

The following table sets forth information with respect to each named executive officer concerning the exercise of options, and acquisition of shares on vesting, during our 2024 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Mr. Atayan	--	--	3,300	(1)	616,242	(3)
	--	--	3,300	(1)	636,900	(4)
	--	--	4,300	(2)	688,989	(5)
Mr. Plummer	--	--	683	(1)	127,543	(3)
	--	--	683	(1)	131,819	(4)
	--	--	1,667	(2)	267,103	(5)
Mr. Schmaderer	--	--	350	(1)	65,359	(3)
	--	--	350	(1)	67,550	(4)
	--	--	167	(2)	26,758	(5)

(1)	Represents shares of common stock acquired on vesting of RSAs.
(2)	Represents shares of common stock acquired on vesting of restricted stock units or "RSUs". The award recipient has the right to receive, on the vesting date, either (i) an amount of cash equal to the fair market value of the shares of common stock underlying the recipient's RSUs then vesting or (ii) the number of shares of common stock underlying the recipient's RSUs then vesting.
(3)	Determined based on the estimated fair market value of our common stock on the October 25, 2023 vesting date for awards of RSAs.
(4)	Determined based on the estimated fair market value of our common stock on the October 26, 2023 vesting date for awards of RSAs.
(5)	Determined based on the estimated fair market value of our common stock on the October 27, 2023 vesting date for awards of RSUs.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to each named executive officer concerning equity awards held as of September 30, 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Atayan	--	--	--	--	--	3,300	(1)	478,335	--	--
	--	--	--	--	--	6,600	(3)	956,670	--	--
	--	--	--	--	--	9,900	(4)	1,435,005	--	--
Mr. Plummer	--	--	--	--	--	684	(2)	99,146	--	--
	--	--	--	--	--	1,367	(3)	198,147	--	--
	--	--	--	--	--	2,050	(5)	297,148	--	--
Mr. Schmaderer	--	--	--	--	--	350	(2)	50,733	--	--
	--	--	--	--	--	700	(3)	101,465	--	--
	--	--	--	--	--	1,050	(5)	152,198	--	--

(1)	Subject to earlier forfeiture under the limited circumstances specified in our 2018 omnibus incentive plan and in the related award agreements with the respective award recipients, these RSAs vest on October 26, 2024.
(2)	Subject to earlier forfeiture under the limited circumstances specified in our 2014 omnibus incentive plan and in the related award agreements with the respective award recipients, these RSAs vest on October 26, 2024.
(3)	Subject to earlier forfeiture under the limited circumstances specified in our 2014 omnibus incentive plan and in the related award agreements with the respective award recipients, these RSAs vest in equal shares on October 25, 2024 and October 25, 2025.
(4)	Subject to earlier forfeiture under the limited circumstances specified in our 2022 omnibus incentive plan and in the related award agreements with the respective award recipients, these RSAs vest in equal shares on October 24, 2024, October 24, 2025 and October 24, 2026.
(5)	Subject to earlier forfeiture under the limited circumstances specified in our 2014 omnibus incentive plan and in the related award agreements with the respective award recipients, these RSAs vest in equal shares on October 24, 2024, October 24, 2025 and October 24, 2026.
(6)	Determined based on the closing market price of our common stock on September 30, 2024.

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Equity Compensation Plan Information

The following equity compensation plan information summarizes plans and securities approved and not approved by security holders as of September 30, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	--	$--	54,163
Equity compensation plans not approved by security holders	--	--	--
Total	--	$--	54,163

(1)	Consists of our 2014 omnibus incentive plan, our 2018 omnibus incentive plan and our 2022 omnibus incentive plan as described under "Executive Compensation and Related Matters—Omnibus Incentive Plans."

Omnibus Incentive Plans

We have two omnibus incentive plans that are designed to encourage employees of our company, its affiliates and subsidiaries to acquire or increase a proprietary and vested interest in the growth and performance of our company, which incentive plans are referred to as the "2018 Plan" and the "2022 Plan," respectively. The 2018 Plan and the 2022 Plan are referred to collectively as the "Incentive Plans." The Incentive Plans were designed to assist our company in attracting and retaining employees and non-employee directors by providing them with the opportunity to participate in the success and profitability of our company. Equity-based awards also are intended to further align the interests of award recipients and with the interests of our stockholders.

Eligible Participants. The eligible participants in the Incentive Plans are all employees of our company, its affiliates and its subsidiaries, including employees who are officers or members of our board of directors, and members of our board who are not employees of our company. Currently, there are 5 directors, officers and employees of our company, affiliates and subsidiaries who are participating in one or more of the Incentive Plans.

Plan Administration. Each Incentive Plan may be administered by our board of directors or a committee consisting of two or more directors, as our board may determine. Currently, our compensation committee administers each Incentive Plan and has the sole discretion to administer and interpret each Incentive Plan and determine who will be granted awards under each Incentive Plan, the size and types of awards, the terms and conditions of awards, and the circumstances under which awards may be canceled, forfeited or suspended. The administrator of the applicable Incentive Plan may modify and amend such Incentive Plan and appoint agents for the proper administration of such Incentive Plan and, with the consent of an award holder, amend an outstanding award agreement under each Incentive Plan. The administrator of the applicable Incentive Plan also may amend an outstanding award agreement under the Incentive Plans without the consent of an award holder if (i) the administrator determines that such amendment does not materially adversely affect the rights of the award holder, (ii) is necessary or advisable to carry out the purposes of the award as a result of a new or modified law or (iii) to the extent the award agreement specifically permits the amendment without the award holder's consent.

Shares Subject to the Incentive Plans. The Incentive Plans collectively permitted the issuance of up to 120,000 shares of our common stock pursuant to awards granted under the Incentive Plans, of which 60,000 shares were issuable under the 2018 Plan and 60,000 shares were issuable under the 2022 Plan. Awards may be made under the Incentive Plans as stock options, restricted stock awards, restricted stock units, performance share awards, as well as awards such as stock appreciation rights, performance units, performance shares, bonus share and dividend share awards payable in the form of common stock or cash. If shares are issued pursuant to an award that was substituted in replacement of stock or stock-based awards held by current and former employees or non-employee directors of another business that is, or whose stock is, acquired by us or an affiliate in connection with a corporate transaction, those shares would not count against the authorized limit of shares available for issuance under the applicable Incentive Plan. The shares that may be issued under the Incentive Plans are subject to increase or decrease in the event of any change in our company's capital structure.

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The shares issued under the Incentive Plans may consist, in whole or in part, of authorized and unissued shares or treasury shares, and to the extent any award under any Incentive Plan is exercised, terminates, expires or is forfeited without payment being made in the form of common stock, the shares subject to such award that were not issued will again be available for distribution under such Incentive Plan. In addition, if a stock appreciation right is settled in shares, only the number of shares of common stock delivered in settlement of it will count against the applicable Incentive Plan's share issuance limit, regardless of the original number of the underlying shares of common stock. If any shares subject to an award are withheld or applied as payment in connection with the exercise of an award (including the withholding of shares on the exercise of a stock appreciation right that is settled in shares) or, except for shares of restricted stock, the withholding or payment of taxes related thereto, those shares will continue be available for grant under the applicable Incentive Plan and will not count against the authorized limit.

With respect to awards, each Incentive Plan places limits on the maximum amount of shares that may be granted in any one year under such Incentive Plan. No participant may receive awards under the 2018 Plan or the 2022 Plan that cover in the aggregate more 20,000 shares or 20,000 shares, respectively, in any one year. This limit is subject to adjustment for changes in our company's capital structure.

As of November 4, 2024, 10,950 and 23,950 shares of our common stock have been issued under the terms of outstanding restricted stock awards granted under the 2018 Plan and the 2022 Plan, respectively. As of November 4, 2024, 643 and 36,050 shares of our common stock remain available for issuance pursuant to further awards that may yet be granted under the 2018 Plan and the 2022 Plan, respectively.

Stock Options. Both incentive stock options and nonqualified stock options may be granted under the Incentive Plans. The per-share exercise price of an option is set by the administrator of the applicable Incentive Plan and generally may not be less than the fair market value of a share of our common stock on the date of grant. Options granted under each Incentive Plan are exercisable at the times and on the terms established by the administrator of such Incentive Plan. The maximum term of an option is ten years from the date of grant. The aggregate fair market value (as of the grant date) of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under any Incentive Plan or under any other plan of our company or its affiliates which qualifies as an incentive stock option plan under Code Section 422) may not exceed $100,000. To the extent such fair market value exceeds $100,000 during any calendar year, amounts in excess of $100,000 are treated as nonqualified stock options.

Stock Appreciation Rights. A stock appreciation right or "SAR" is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the grant price of the stock appreciation right. The administrator of each Incentive Plan has complete discretion to determine the number of SARs granted to any participant and the terms and conditions pertaining to such SARs.

Restricted Stock and Restricted Stock Unit Grants. Each Incentive Plan permits the grant of restricted stock or restricted stock unit awards. Restricted stock and restricted stock units may be issued or transferred for consideration or for no consideration, as determined by the administrator of the applicable Incentive Plan. The administrator of each Incentive Plan may establish conditions under which restrictions on shares of restricted stock or restricted stock units lapse over a period of time or according to such other criteria as the administrator deems appropriate, including the achievement of specific performance goals.

Performance Units and Performance Shares. Each Incentive Plan permits the grant of performance units and performance share awards, which are bonuses payable in cash, common stock or a combination thereof. Each performance unit and performance share will represent the right of the participant to receive an amount based on the value of the performance unit/share, if performance goals established by the administrator of the applicable Incentive Plan are met. A performance unit will have a value based on such measurements or criteria as the administrator determines. A performance share will have a value equal to the fair market value of a share of our common stock. When an award of these are granted, the administrator of the applicable Incentive Plan will establish a performance period during which performance will be measured. At the end of each performance period, the administrator will determine to what extent the performance goals and other conditions of the performance units/shares are met.

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Bonus Shares and Deferred Shares. Each Incentive Plan permits the grant of shares to participants from time-to-time as a bonus. Such shares may be paid on a current basis or may be deferred and paid in the future. Our board of directors or the administrator of the applicable Incentive Plan may impose such conditions or restrictions on any such deferred shares as it may deem advisable, including time-vesting restrictions and deferred payment features.

Restrictions on Transfer. Awards under each Incentive Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and generally are exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient's beneficiary or representative.

Changes in Capital or Corporate Structure. If, without the receipt of consideration by our company, there is any change in the number or kind of shares of our common stock outstanding by reason of a stock dividend or any other distribution upon the shares payable in stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization, the maximum number of shares of our common stock available for grants, the maximum number of shares of our common stock that any individual participating in an Incentive Plan may be granted in any year, and the number of shares covered by outstanding grants may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of our common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such grants. Any fractional shares resulting from such adjustment will be rounded up to the nearest whole share. The purchase or exercise price payable by any plan participant with respect to any award also will be adjusted upon the occurrence of any of the events referred to above so that there will be no change in the aggregate price payable by such participant. Adjustments determined by the administrator of the applicable Incentive Plan are final, binding and conclusive.

If our company undergoes a "change of control," as that term is defined in the applicable Incentive Plan, each option, share of restricted stock and other grant held by a non-employee director will, without regard to any vesting schedule, restriction or performance target, automatically become fully exercisable or payable, as the case may be, as of the date of the change of control.

Change of Control Arrangements

On November 6, 2023, we adopted the Severance Plan. The Severance Plan is intended to be a top-hat welfare benefit plan under ERISA. The primary purpose of the Severance Plan is to provide financial protection to certain of our executives (the “Eligible Executives”), including our named executive officers, in the event of their qualifying termination of employment in connection with a change in control of our company. Any benefits received by an Eligible Executive pursuant to the Severance Plan will be in lieu of any general severance policy or other change in control severance plan maintained by our company.

As Eligible Executives, our named executive officers are entitled to certain benefits under the Severance Plan if the executive experiences a "Qualifying CIC Termination" as such term is defined under the Severance Plan. A Qualifying CIC Termination is generally defined to be (i) an involuntary termination of the executive's employment with the Company without "Cause" and other than as a result of the executive's death or "Disability" or (ii) a voluntary termination of the executive's employment by the executive as a result of "Good Reason," in each case, occurring during the term of the plan or for two years following a "Change in Control" or during the pendency of a "Potential Change in Control" (as each such capitalized term is defined under the Severance Plan).

If a named executive officer experiences a Qualifying CIC Termination, the executive will, within the five-day period following the executive's termination date, be paid a cash severance payment in an amount equal to the sum of:

•	two times the executive's annual base salary as of the executive's termination date (or, in the event the executive has terminated his employment with "Good Reason" attributable to a material diminution of his base salary, the base salary in effect immediately before such reduction);

•	two times the greater of (i) the amount of the bonus the executive would have received under our company's annual bonus plan for the year in which the executive's termination date occurred, if an "at target" level of performance was achieved for the plan year and the executive had remained employed through the end of the plan year or (ii) the average actual bonus that the executive received during the two immediately preceding full annual bonus period cycles;

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•	the pro rata portion of the amount of the annual bonus the executive would have received under our company's annual bonus plan for the year in which the executive's termination date occurred, if an "at target" level of performance was achieved for the plan year and the executive had remained employed through the end of the plan year; and

•	twenty-four (24) times the cost for one month’s COBRA continuation premiums under our company's health, vision, and dental plans for the executive and his dependents, if any, that were enrolled in such plans before the termination.

In addition, immediately before the executive's termination date, all equity awards held by the executive will vest, without regard to any vesting schedule, restriction or performance target, and automatically become fully exercisable, fully vested or fully payable, as the case may be. The following table shows the potential payments for each of the Eligible Executives if the Qualifying CIC Termination occurred on September 30, 2024.

Eligible Executive	Salary ($)	Bonus ($)	Pro Rata Bonus ($)	COBRA Continuation Premium ($)	Vesting of Stock Awards ($) (1)	Total ($)
Christopher H. Atayan	1,361,300	2,442,019	1,020,975	40,532	2,870,010	7,734,836
Andrew C. Plummer	804,580	1,058,420	442,519	40,532	594,441	2,940,492
Charles J. Schmaderer	566,500	406,251	184,113	40,532	304,396	1,501,792
	2,732,380	3,906,690	1,647,607	121,596	3,768,847	12,177,120

(1)	Represents the fair value of unvested RSAs as of September 30, 2024.

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Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information on how the Company aligns executive compensation with the Company's performance, refer to "Executive Compensation – Compensation and Analysis."

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($) (5)	Net Income (in thousands) ($) (6)
2024	4,501,702	3,826,511	1,203,609	1,095,432	103.95	4,336
2023	4,924,957	4,820,235	1,256,357	1,250,621	146.91	11,596
2022	4,597,092	5,445,669	1,140,939	1,297,790	145.11	16,672

(1)	Reflects compensation amounts reported in the Summary Compensation Table for our Chief Executive Officer (our principal executive officer or "PEO"), Christopher H. Atayan, in each applicable year.

(2)	Represents the amount of "compensation actually paid" to Mr. Atayan, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Atayan during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Atayan's total compensation for each year to determine the compensation actually paid. The assumptions we used to calculate the values for stock awards included in the calculation compensation actually paid for Mr. Atayan did not differ materially from those used to calculate grant date fair value for such awards.

Adjustments to Determine Compensation “Actually Paid” for PEO	2024 ($)	2023 ($)	2022 ($)
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	(1,3565,300)	(1,810,611)	(1,851,498)
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table	--	--	--
Increase for fair value of awards granted during the year that remain unvested as of year end	1,435,005	2,039,400	2,079,000
Increase/deduction for change in fair value (from prior year-end to current year-end) of awards granted in prior years that were outstanding and unvested as of the end of the current year	(604,395)	(43,600)	726,138
Increase for fair value of awards granted during the year that vested during the year	--	--	--
Increase/deduction for change in fair value (from prior year-end to the vesting date) of awards granted in prior years that vested during the current year	(149,501)	(289,911)	(105,063)
Deduction of fair value of awards granted prior to year that were forfeited during the year	--	--	--
Increase based on dividends or other earnings paid during the year prior to vesting date of award	--	--	--
Total Adjustments	(675,191)	(104,722)	848,577

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(3)	Represents the average of the amounts reported for the Company's named executive officers as a group (excluding our CEO) in the "Total" column of the Summary Compensation Table in each applicable year. In 2024, 2023 and 2022, our named executive officers (excluding the CEO) consisted of Andrew C. Plummer and Charles J. Schmaderer.

(4)	Represents the average amount of "compensation actually paid" to the named executive officers as a group (excluding the CEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the named executive officers' average total compensation for each year to determine the compensation actually paid. The assumptions we used to calculate the values for stock awards included in the calculation compensation actually paid for the named executive officers did not differ materially from those used to calculate grant date fair value for such awards.

Adjustments to Determine Average Compensation “Actually Paid” for Non-PEO Named Executive Officers	2024 ($)	2023 ($)	2022 ($)
Deduction for average amounts reported under the "Stock Awards" column in the Summary Compensation Table	(212,350)	(283,480)	(289,881)
Deduction for average amounts reported under the "Option Awards" column in the Summary Compensation Table	--	--	--
Increase for average fair value of awards granted during the year that remain unvested as of year end	224,673	337,150	325,500
Increase/deduction for change in average fair value (from prior year-end to current year-end) of awards granted in prior years that were outstanding and unvested as of the end of the current year	(94,658)	(7,802)	137,875
Increase for average fair value of awards granted during the year that vested during the year	--	--	--
Increase/deduction for change in average fair value (from prior year-end to the vesting date) of awards granted in prior years that vested during the current year	(25,842)	(51,604)	(16,643)
Deduction of average fair value of awards granted prior to year that were forfeited during the year	--	--	--
Increase based on average dividends or other earnings paid during the year prior to vesting date of award	--	--	--
Total Adjustments	(108,177)	(5,736)	156,851

(5)	Company Total Shareholder Return ("TSR") is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company's share price at the end and the beginning of the measurement period by the Company's share price at the beginning of the measurement period.

(6)	The dollar amounts reported represent the amount of net income available to common stockholders reflected in the Company's audited financial statements for the applicable year.

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The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our non-PEO named executive officers and the Company's cumulative TSR over the three most recently completed fiscal years.

The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our non-PEO named executive officers and the Company's net income during the three most recently completed fiscal years.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our company's policy is that all transactions between us and our officers, directors and/or five percent stockholders will be on terms no more favorable to those related parties than the terms provided to independent third parties.

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INDEPENDENT AUDITOR FEES AND SERVICES

Independent Auditor Fees and Services

The following table presents fees for professional audit services rendered by our independent registered public accounting firm for the audit of our annual financial statements for our 2023 and 2024 fiscal years, and fees billed for other services rendered by our independent registered public accounting firm during such fiscal years. All audit and non-audit services provided to our company by our independent registered public accounting firm were approved by our audit committee.

Type of Fee	Fiscal 2023	Fiscal 2024
Audit Fees (1)	$670,378	$819,519
Audit-Related Fees (2)	115,143	119,490
Tax Fees (3)	114,395	189,523
All Other Fees	--	--
Total	$899,916	$1,128,532

(1)	Audit Fees, including those for audits, include the aggregate fees billed to us during our 2023 and 2024 fiscal years for professional services rendered for the audit of our annual financial statements, as well as the review of financial statements included in our quarterly reports on Form 10-Q.
(2)	Audit-Related Fees include the aggregate fees billed to us during our 2023 and 2024 fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not included in Audit Fees, including services provided with respect to consultations on accounting standards and transactions, audits of certain subsidiaries, and the audit of our company's employee benefit plans and compliance with Sarbanes-Oxley Act and related regulatory matters.
(3)	Tax Fees include the aggregate fees billed to us during our 2023 and 2024 fiscal years for professional services rendered for preparation of tax returns, research and general advice relating to tax issues and compliance.

In making its determination regarding the independence of RSM US LLP, our audit committee considered whether the provision of the services for which we incurred the "Audit-Related Fees," "Tax Fees," and "All Other Fees" was compatible with maintaining such independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Pursuant to its charter, the audit committee of our board of directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between our company and its independent auditor. Our engagement of RSM US LLP to conduct the audit of our company for our 2024 fiscal year was approved by the audit committee on October 4, 2023. Additionally, each permissible non-audit engagement or relationship between our company and our independent registered public accounting firm entered into since September 30, 2023 has been reviewed and approved by the audit committee. All audit-related, tax and all other fees were pre-approved by the audit committee. We have been advised by RSM US LLP that substantially all of the work done in conjunction with its audit of our financial statements for the most recently completed fiscal year was performed by permanent full-time employees and partners of RSM US LLP.

The audit committee of our board of directors has adopted the following guidelines regarding the engagement of our independent registered public accounting firm to perform services for our company:

The audit committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for our company by its independent registered public accounting firm, subject to the exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act, which must be approved by the audit committee prior to the completion of the audit.

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AUDIT COMMITTEE REPORT

The audit committee of our board of directors currently is composed of three members of our board of directors, all of whom meet the independence requirements of the SEC and the NYSE American. The audit committee operates under a written charter adopted by our board of directors, and assists the board in fulfilling its responsibilities with respect to accounting and financial reporting practices and the scope and expense of audit and related services provided by our independent registered public accounting firm. The audit committee also selects our company's independent registered public accounting firm, which selection is then submitted to our stockholders for ratification.

Management is responsible for our company's internal controls and the financial reporting process. Our independent registered public accounting firm, RSM US LLP, is responsible for performing an independent audit of our company's consolidated financial statements and issuing an opinion on the conformity of those audited consolidated financial statements with United States ("U.S.") generally accepted accounting principles. The audit committee's responsibility is to monitor and oversee these processes and to report to our board of directors on its findings.

In this context, the audit committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the audit committee that our company's September 30, 2024 consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The audit committee has reviewed and discussed these consolidated financial statements with management and the independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

Our company's independent registered public accounting firm also provided to the audit committee the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the audit committee discussed with the independent registered public accounting firm that firm's independence. The audit committee has considered whether the services provided under other non-audit services are compatible with maintaining the independence of RSM US LLP.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audit of our company's financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. generally accepted accounting principles, or that our company's auditors are in fact "independent."

Based upon the audit committee's discussion with management and the independent registered public accounting firm, and the audit committee's review of the representation of management and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended that our board of directors include the audited consolidated financial statements in our company's annual report on Form 10-K for the fiscal year ended September 30, 2024 for filing with the SEC.

The Audit Committee

John R. Loyack	Stanley Mayer	Timothy R. Pestotnik

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STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

It is anticipated that next year's annual meeting of stockholders will be held on December 19, 2025. Stockholders may propose actions for consideration at next year's annual meeting either by presenting them for inclusion in our company's proxy statement or by undertaking the solicitation of votes independent of our proxy statement. In addition, stockholders may nominate an individual for election to the board of directors at next year's annual meeting. Any stockholder who intends to present a proposal or make a nomination at next year's annual meeting must deliver the proposal or nomination to our company at AMCON Distributing Company, 7405 Irvington Road, Omaha, NE 68122, Attention: Charles J. Schmaderer, Secretary by the applicable deadline below:

•	If the stockholder proposal is intended for inclusion in our proxy materials for that meeting pursuant to SEC Rule 14a-8, our company must receive the proposal no later than July 18, 2025. Such proposal must also comply with the other requirements of the proxy solicitation rules of the SEC.

•	If the stockholder proposal is to be presented without inclusion in our proxy materials for that meeting, our bylaws require that our company receive notice of the proposal no later than November 14, 2025. In addition, the stockholder must comply with the other advance notice provisions of our company's bylaws. See "Advance Notice of Stockholder Proposals" below.

•	If the stockholder is to make a nomination for that meeting, our bylaws require that our company receive notice of the proposed nominee no later than November 14, 2025. In addition, the stockholder must comply with the other advance notice provisions of our company's bylaws and, if applicable, Rule 14a-19 of the Exchange Act. See "Advance Notice of Stockholder Proposals" below.

Proxies solicited in connection with next year's annual meeting of stockholders will confer on the appointed proxies discretionary voting authority to vote on stockholder proposals that are not presented for inclusion in the proxy materials unless the proposing stockholder notifies our company by November 14, 2025 that such proposal will be made at the meeting.

ADVANCE NOTICE OF STOCKHOLDER PROPOSALS

Under our bylaws, any stockholder wishing to submit a proposal for presentation at an annual meeting may do so by complying with its provisions, including providing written notice to our corporate secretary of the proposal within the specified time period.

Any nominations, other than those made by or on behalf of our board of directors, and any proposal by any stockholder to transact any business at an annual or special stockholders' meeting, must be made by written notice mailed by certified mail to our corporate secretary. In the case of an annual meeting of stockholders, such notice must be received by our corporate secretary no later than 35 days prior to the date of the annual meeting; except that if less than 35 days' notice of the annual meeting is given to the stockholders, such notice must be received by our corporate secretary not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. In the case of a special meeting of stockholders, the stockholder's written notice of proposed business or nomination must be received by our corporate secretary not later than the close of business on the tenth day following the day on which (i) notice of the date of the special meeting was mailed or (ii) public disclosure of the date of the special meeting was made, whichever occurs first.

A stockholder's proposal to transact any business at an annual or special stockholders' meeting should set forth: (i) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting; (ii) the name and address of the stockholder proposing such business; (iii) the number of shares of our company's stock beneficially owned by such stockholder; and (iv) any material interest of such stockholder in the business matter being proposed. A notice of nominations by stockholders must set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of our company's stock that are beneficially owned by each such nominee and the nominating stockholder and (iv) any other information concerning the nominee that must be disclosed regarding nominees in proxy solicitations pursuant to Section 14(a) of the Securities Exchange Act, and the rules under such section.

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Only stockholders of record as of the record date for the annual meeting are entitled to bring business before the annual meeting or make nominations for directors. We urge you to examine our bylaws for the advance notice provisions, including a complete listing of the information required to be included in any such notice. You may request a copy of our bylaws by contacting our corporate secretary, Charles J. Schmaderer, at AMCON Distributing Company, 7405 Irvington Road, Omaha, NE 68122, Attention: Secretary.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our company's nominees must provide notice to our corporate secretary at the address set forth above that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 20, 2025, unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the stockholder. If the date of next year's annual meeting is changed by more than 30 calendar days from December 19, 2025, then such notice must be provided by the later of 60 calendar days prior to the date of next year's annual meeting or the 10th calendar day following the day on which our company publicly announces the date of next year's annual meeting. In order to comply with Rule 14a-19, the notice must be postmarked or transmitted electronically on or before the applicable deadline. The notice requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under our bylaws as described above.

BY ORDER OF THE BOARD OF DIRECTORS,

Charles J. Schmaderer
Secretary

Omaha, Nebraska

November 15, 2024

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AMCON DISTRIBUTING COMPANY Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposal 2. 1. Election of directors: For Withhold For Withhold 01 – Christopher H. Atayan 02 – Jeremy W. Hobbs 03 – John R. Loyack 04 – Stanley Mayer 05 – Timothy R. Pestotnik 06 – Andrew C. Plummer For Against Abstain 2. Ratification and approval of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year. 3. To consider and act upon any other matters that may properly come before the meeting. B Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below Sign exactly as your name appears on your stock certificate. Where shares are held in the name of two or more persons, all should sign individually. A corporation should sign by authorized officer and affix corporate seal. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The proxy materials are available at: http://www.amcon.com/#/business/investor-relations PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — AMCON DISTRIBUTING COMPANY ANNUAL MEETING OF THE STOCKHOLDERS OF AMCON DISTRIBUTING COMPANY DECEMBER 19, 2024 The undersigned (whose signature appears on the reverse side) hereby appoints Christopher H. Atayan and Andrew C. Plummer, and each of them, jointly and severally, the agents and proxies of the undersigned, each with full power of substitution to attend the Annual Meeting of the Stockholders of AMCON Distributing Company (the “Company”) to be held in the Omaha Hilton Hotel located at 1001 Cass Street, Omaha, Nebraska, on Thursday, December 19, 2024, commencing at 10:00 a.m., local time, and any adjournment or postponement thereof (the “Meeting”), and to vote all of the stock of the Company, standing in the name of the undersigned on its books as of the close of business on November 4, 2024, and which the undersigned would be entitled to vote, if present, with the same force and effect as if voted by the undersigned and especially to vote said stock with respect to the matters set forth hereon (see reverse side). The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the Meeting. Our board of directors recommends that you vote “FOR” the election of each person listed hereon (see reverse side) as a director of the Company, and “FOR” the ratification and approval of the selection of the Company's independent registered public accounting firm. This Proxy will be voted as directed, but if no instructions are specified, this Proxy will be voted in accordance with those recommendations of our board of directors. In their discretion, the appointed proxies and agents are authorized to vote upon such other business as may properly be presented at the Meeting. This Proxy is solicited on behalf of our board of directors and may be revoked prior to its exercise. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POST-PAID ENVELOPE C Non-Voting Items Change of Address - Please print your new address below. Comments - Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.